EXHIBIT 99.1

CMS Bancorp, Inc. Announces Strong Financial Results for the Three Months and Nine Months Ended June 30, 2013

WHITE PLAINS, N.Y., Aug. 12, 2013 (GLOBE NEWSWIRE) -- CMS Bancorp, Inc. (Nasdaq:CMSB) (the "Company"), the parent of CMS Bank (the "Bank"), announced net income available to common shareholders of $491,000 or $0.28 per share, for the three months ended June 30, 2013, compared to a net loss of $150,000, or $0.09 per share, for the three months ended June 30, 2012. For the nine months ended June 30, 2013 net income available to common shareholders was $792,000 or $0.46 per share, compared to a net loss of $390,000, or $0.23 per share, for the nine months ended June 30, 2012.

Commenting on these positive results, President and Chief Executive Officer John Ritacco stated that "the earnings improvement was due to the continued growth and diversification in the loan portfolio, lower interest costs, lower provisions for loan losses and cost containment measures undertaken by the Bank's management." In addition, the Company's results were favorably impacted by a $300,000 reimbursement from Customers Bancorp. Inc ("Customers") for prior period merger related expenses, which was paid by Customers in the three month period ended June 30, 2013 pursuant to the terms of an Amendment to the Agreement and Plan of Merger dated August 10, 2012, by and between the Company and Customers (the "Amendment"). A discussion regarding additional key terms agreed to by the parties under the Amendment is available in the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 24, 2013, available at www.sec.gov.

Mr. Ritacco reported that "from September 30, 2012 to June 30, 2013, the Company continued to experience moderate growth and diversity in its loan portfolio mix, especially in the areas of in the multi-family, non-residential and commercial sectors. During this period, the loan portfolio grew by 4.0% from $201.5 million at September 30, 2012 to $209.5 million at June 30, 2013, an increase of $8.0 million. Equally as important, during the nine month period, impaired loans declined from $11.4 million to $7.8 million, substandard loans declined from $8.8 million to $4.2 million and non-accrual loans declined from $6.2 million to $3.9 million as of September 30, 2012 and June 30, 2013, respectively."

Commenting on the other financial statement components, Mr. Ritacco reported that "we were able to increase our net interest income by maximizing the yield on interest earning assets, to the extent possible, and minimizing the cost of our interest bearing liabilities through the consistent oversight of our liquidity and cash flow position. Improving economic trends, although generally still slow, have enabled the Bank to moderate its provisions for loan losses and our non-interest expense has been held in check by the Company's non-interest expense cost containment programs."

Mr. Ritacco commented that "the Bank continues to maintain a strong liquidity position and has added to a strong capital position through earnings and the Preferred Stock investment made by Customers Bank."

Forward-Looking Statements

This press release may include forward-looking statements based on current management expectations. Readers should not place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. There can be no assurance that we will grow as anticipated, will have consistent future earnings, our interest expense for the remainder of the fiscal year will be reduced or that the Bank's interest margin will improve. Factors that could cause actual results to differ from those expressed or implied by such forward-looking statements include, but are not limited to: (i) changes in general economic conditions, including interest rates; (ii) changes in conditions in the real estate market or the local economy; (iii) competition among providers of financial services; (iv) changes in the quality or composition of loan and investment portfolios of the Bank; (v) changes in accounting and regulatory guidance applicable to banks; and (vi) price levels and conditions in the public securities markets generally. Additional factors that could cause actual results to differ from those expressed or implied in the forward looking statements are described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2012, and Quarterly Report on Form 10-Q for the quarter and nine months ended June 30, 2013, and other filings made with the U.S. Securities and Exchange Commission. These factors could affect the Company's financial performance and could cause the actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Neither the Company nor the Bank undertake and specifically decline any obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CMS Bancorp, Inc.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

	June 30, 2013	September 30, 2012
	(Dollars in thousands,
	except per share data)
ASSETS
Cash and amounts due from depository institutions	$792	$1,340
Interest-bearing deposits	3,451	501

Total cash and cash equivalents	4,243	1,841
Securities available for sale	41,220	48,361
Loans held for sale	—	2,426
Loans receivable, net of allowance for loan losses of $830 and $967, respectively	209,508	201,462
Other real estate owned	518	—
Premises and equipment	2,818	3,054
Federal Home Loan Bank of New York stock, at cost	1,309	2,032
Accrued interest receivable	1,056	1,006
Other assets	1,818	4,484

Total assets	$262,490	$264,666

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$215,417	$203,516
Advances from Federal Home Loan Bank of New York	20,949	37,130
Advance payments by borrowers for taxes and insurance	1,791	844
Other liabilities	1,154	1,218

Total liabilities	239,311	242,708

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized, 1,500 shares issued and outstanding at June 30, 2013 (liquidation preference value $1,000 per share)	1	—
Common stock, $.01 par value, authorized shares: 7,000,000; shares issued: 2,055,165; shares outstanding: 1,862,803	21	21
Additional paid-in capital	20,263	18,728
Retained earnings	6,893	6,101
Treasury stock, 192,362 shares	(1,660)	(1,660)
Unearned Employee Stock Ownership Plan ("ESOP") shares	(1,301)	(1,343)
Accumulated other comprehensive income (loss)	(1,038)	111

Total stockholders' equity	23,179	21,958

Total liabilities and stockholders' equity	$262,490	$264,666

CMS Bancorp, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months		Nine Months
	Ended		Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Dollars in thousands, except per share data)
Interest income:
Loans	$2,620	$2,504	$7,792	$7,599
Securities	196	259	647	739
Other interest-earning assets	20	20	69	82

Total interest income	2,836	2,783	8,508	8,420

Interest expense:
Deposits	364	483	1,110	1,507
Mortgage escrow funds	12	8	40	24
Borrowings, short term	2	6	31	11
Borrowings, long term	177	175	524	854

Total interest expense	555	672	1,705	2,396

Net interest income	2,281	2,111	6,803	6,024
Provision for loan losses	25	275	393	640

Net interest income after provision for loan losses	2,256	1,836	6,410	5,384

Non-interest income:
Fees and service charges	40	42	124	128
Net gain on sale of loans	52	36	229	114
Net gain on sale of securities	—	243	—	782
Other	6	6	10	24

Total non-interest income	98	327	363	1,048

Non-interest expense:
Salaries and employee benefits	981	1,144	3,061	3,310
Net occupancy	307	317	940	914
Equipment	189	187	575	568
Professional fees	(97)	163	161	458
Advertising	6	15	21	60
Federal insurance premiums	57	54	167	155
Directors' fees	57	98	159	223
Other insurance	22	22	65	65
Bank charges	7	7	22	30
Penalty assessed on early repayment of borrowings	—	133	—	614
Charter conversion	—	89	5	181
Other	144	160	430	454

Total non-interest expense	1,673	2,389	5,606	7,032

Income (loss) before income taxes	681	(226)	1,167	(600)
Income tax expense (benefit)	180	(76)	365	(210)

Net income (loss)	$501	$ (150)	$802	$ (390)
Preferred stock dividends	10	—	10	—
Net income available to common stockholders	$491	$ (150)	$792	$ (390)

Net income (loss) per common share:
Basic and diluted	$0.28	$ (0.09)	$0.46	$ (0.23)

Weighted average number of common shares outstanding:
Basic	1,732,642	1,721,965	1,731,267	1,720,590
Diluted	1,733,470	1,721,965	1,731,791	1,720,590

CONTACT: Stephen E. Dowd,
         Senior Vice President & Chief Financial Officer,
         914-422-2700